UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 17, 2007

Patriot Scientific Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-22182	84-1070278
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

CARLSBAD CORPORATE PLAZA
6183 PASEO DEL NORTE, SUITE 180
CARLSBAD, CA 92011
(Address of principal executive offices)

(760) 547-2700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (127 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of September 17, 2007, the Chief Financial Officer of Patriot Scientific Corporation (the “Company”), Thomas J. Sweeney, will retire from the position of Chief Financial Officer and Clifford L. Flowers will be the Company's new Chief Financial Officer.

Prior to joining the Company, Mr. Flowers, age 49, was the Vice President of Finance and Chief Financial Officer at Financial Profiles, a subsidiary of The Hannover Insurance Group. He was also Chief Financial Officer at XiFin, a high-tech software company in San Diego, and Chief Financial Officer of Previo (formerly Stac Electronics), a computer-storage company. Mr. Flowers’ accounting experience includes eight years with Pricewaterhouse Coopers LLP.

Also on September 17, 2007, the Company issued a press release announcing the matters discussed above, which is attached hereto as Exhibit 99.1.  The Company expressly disclaims any obligation to update this press release and cautions that it is only accurate on the date it was presented. The inclusion of any data or statements in this press release does not signify that the information is considered material.

In connection with Mr. Flowers' appointment as Chief Financial Officer, and also commencing on September 17, 2007, the Company entered into an Employment Agreement (the “Agreement”) with Mr. Flowers for an initial 120-day term if not terminated pursuant to the Agreement, with an extension period of one year and on a day-to-day basis thereafter.  Pursuant to the Agreement, Mr. Flowers is to receive a base salary of $225,000 per year and is eligible to receive an annual merit bonus of up to 50% of his base salary, as determined in the sole discretion of the Board of Directors.  Also pursuant to the Agreement and on the date of the Agreement, Mr. Flowers received a grant of non-qualified stock options to purchase 150,000 shares of the Company’s common stock and a grant of non-qualified stock options to purchase 600,000 shares of the Company’s common stock. The Agreement also provides for Mr. Flowers to receive customary employee benefits, including health, life and disability insurance.

Pursuant to the Agreement, if Mr. Flowers is terminated without cause or resigns with good reason within the first two years of employment, he is entitled to receive an amount equal to his annual base salary for the greater of (i) 6 months or (ii) the period remaining in the extended one year term.  If Mr. Flowers is terminated without cause or resigns with good reason any time after two years of continuous employment, he is entitled to receive an amount equal to 12 months of his annual base salary.  Mr. Flowers is also entitled to certain payments upon a change of control of the Company if the surviving corporation does not retain him.  All such payments are conditional upon the execution of a general release.

The description of the Agreement herein is only a summary and is qualified in its entirety by the full text of such document, which is filed as an exhibit hereto and is incorporated by reference herein.

Item 9.01      Financial Statements and Exhibits.

(d)           Exhibits.

10.1	Employment Agreement dated September 17, 2007, between Patriot Scientific Corporation and Clifford Flowers.

99.1	Press release dated September 17, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

Patriot Scientific Corporation (Registrant)

Date: September 19, 2007	By:	/s/ James Turley
James Turley
Chief Executive Officer